UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):      February 25, 2008
LACROSSE FOOTWEAR, INC.
(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	0-23800 (Commission file number)	39-1446816 (IRS employer identification number)
17634 NE Airport Way, Portland, Oregon 97230
(Address of principal executive offices, including zip code)
(503) 262-0110
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act 17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On February 25, 2008 LaCrosse Footwear, Inc., a Wisconsin corporation (the “Company”), and Wells Fargo Bank, National Association (the “Bank”), entered into a First Amendment to Credit Agreement and Waiver (the “Amendment”) in respect of that certain Credit Agreement between the Company and the Bank dated as of September 8, 2006 (the “Credit Agreement”). Pursuant to the Amendment the Bank waived any breach of the Credit Agreement arising from the declaration by the Company on or about February 4, 2008 of a special cash dividend of one dollar ($1.00) per share of common stock and a first quarter cash dividend of twelve and one-half cents ($0.125) per share of common stock. The Amendment also amends the Company’s negative covenant relating to declaration and payment of dividends.
The foregoing does not purport to be a complete description of the Amendment and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to Credit Agreement and Waiver dated as of February 25, 2008 by and between LaCrosse Footwear, Inc. and Wells Fargo Bank, National Association.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

LACROSSE FOOTWEAR, INC.
Dated: February 27, 2008	By:	/s/ David P. Carlson
David P. Carlson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to Credit Agreement and Waiver dated as of February 25, 2008 by and between LaCrosse Footwear, Inc. and Wells Fargo Bank, National Association.

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